Sichuan Kangzhuang Insurance Agency Limited Liability Company
Supplementary Provisions of Labor Contract for Managers and Administrators

Party A: Sichuan Kangzhuang Insurance Agency Co., Ltd.
Legal representative: Zhang Qinglin
Registered address: block B, 14th floor, Renbao building, No.57, Dongyu street, Jinjiang district, Chengdu
Name of party B: HSU, WEN-YUAN
ID No.: Taiwanese passport: 04266507
Mobile number: 15196656519

Herein,

Both party A and party B absolutely accept:

1.
Supplementary provisions of this contract (hereafter called “this supplementary provisions”) shall be an integral part of the “labor contract” signed by two parties (hereafter called “labor contract”), and shall be signed, together with “labor contract”.

2.
Provided that this supplementary provision is inconsistent with “labor contract” and “job specification” of party A, this supplementary provision shall prevail.  Issues, not stipulated in this supplementary provision, shall be applied to agreements of “labor contract”.

On the basis of equal consultation, party A and party B reach an agreement on issues, not mentioned in “labor contract”, as follows:

Article I Term of supplementary provision of labor contract:

Be same as “labor contract”.

Article II Rank and working place of party B:

2.1	Party B serves as: general manager of marketing department in Sichuan Kangzhuang Insurance Agency Limited Liability Company.

2.2	Working place: Sichuan.

Article III Salary on rank of party B:

              3.1 Both party A and party B agree that, monthly wage of party B is constructed by monthly fixed wage and monthly performance bonus.

              3.2 Monthly fixed basic wage of party B is RMB13, 000.

      3.3 Basic wage of the month when party B takes office or leaves the post shall be counted on the basis of the actual number of days when in office in that month.

              3.3 The calculation method of monthly performance bonus:

                    Monthly performance bonus=

              FYB of all the Counseling agencies for the last month* 0.5%

  3.4 Counseling agencies: Kangxin area, Pengzhou Branch Company, Dujiangyan Branch Company, Mianyang Branch company (including Santai Branch Company)

  3.5 Monthly performance bonus excludes special business performance.

Article IV Welfare on rank of party B:

      4.1 Airplane tickets for returning to Taiwan shall be paid three times in each fiscal year; receipts and tickets shall be checked and reimbursed.

      4.2 In the year when party B leaves office, if party B does not work for six months in this company, airplane tickets for returning to Taiwan shall be counted and paid on the basis of proportion; receipts and tickets shall be checked and reimbursed.

Article V Provided that related provisions on social insurance in “labor contract” are not applicable, party B shall not stand for or advocate rights and interests of any term of social insurance in the “labor contract”.

Article VI This supplementary provision shall come into force as from signing date of party A and party B, and shall be legally valid.  This contract has two copies, one for each party.

Declaration of party B: I declare that I have carefully read through all terms of supplementary provisions of this labor contract, and have fully understood legal implications of each term.  Signature and seal, signed and sealed on supplementary provisions of this labor contract by myself, indicate that I absolutely accept contents of supplementary provisions of this labor contract.

Party A: Sichuan Kangzhuang Insurance Agency Co., Ltd.	Party B (Sealed by): HSU, WEN-YUAN
Legal representative or principal (sealed by): Zhang Qinglin

Date: November 12, 2009	Date: November 12, 2009